SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): May 17, 2001




                         BANYAN STRATEGIC REALTY TRUST
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)




  Massachusetts                 0-15465                        36-3375345
(State of or other         (Commission File                  (I.R.S. Employer
 jurisdiction of                Number)                      Identification
 incorporation)                                                  Number)




150 South Wacker Drive, Suite 2900, Chicago, IL                   60606
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code      (312)553-9800


This document consists of 3 pages.

Exhibit index is located on page 2.


















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


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

    On May 17, 2001, the Trust sold 24 of its 27 properties to Denholtz Management Corporation ("Denholtz") for a total sales price of $185.25 million, of which $3 million was in the form of promissory notes and the remainder was in cash, pursuant to a Purchase and Sale Agreement dated January 8, 2001 as amended on March 30, 2001, April 9, 2001 and May 11, 2001. The notes bear interest at a rate equal to 12 percent per annum, require monthly payment of interest only and mature on June 30, 2002. Denholtz made an immediate pre-payment against the promissory notes in the amount of approximately $0.6 million. In addition, Denholtz paid the cost of all prepayment penalties and assumption fees related to the Trust's mortgage debt.

     The sale proceeds were used to retire approximately $93.06 million of debt and approximately $4.85 million for prorations and transaction expenses. The remaining proceeds of approximately $84.34 million, including $1.5 million which is being held in escrow for post-closing adjustments, are available for general corporate purposes, including the anticipated first liquidating distribution to shareholders.

     Of the three remaining properties, University Square in Huntsville, Alabama, remains subject to the contract of sale with Denholtz. The closing for this property is scheduled for December 19, 2001. The Trust is permitted to sell the last two properties, its Riverport property in Louisville, Kentucky and its Northlake Festival Shopping Center in Atlanta, Georgia to third parties or the Trust may elect to "put" these properties to Denholtz at agreed upon prices any time between the first closing and January of 2002. Following the first closing, the sum of $1 million remains in escrow to secure Denholtz's performance under the deferred closings.



ITEM 5.   OTHER

On May 17, 2001, the Trust issued a Press Release a copy of which is attached hereto as Exhibit (99.15) and is incorporated herein by reference.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements.  Not applicable.

      (b)   Pro Forma Financial Information.  Not applicable.

      (c)   Exhibits

            EXHIBIT NUMBER           DESCRIPTION

            Exhibit (99.15)          Press Release dated May 17, 2001


















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


                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date: May 18, 2001                   BANYAN STRATEGIC REALTY TRUST
                                     (Registrant)




                                     By:   /s/ Joel L. Teglia
                                           -------------------------
                                           Joel L. Teglia
                                           Executive Vice President,
                                           Chief Financial and
                                           Accounting Officer
















































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